AFFIDAVIT
LOST STOCK CERTIFICATE

On the date hereof, I, Randall Steele, do hereby certify to NaturalShrimp Holdings, Inc. (the "Company") as follows:

1.
I am the holder of record of one hundred thousand (100,000) shares of Common Stock, par value $0.01 (the "Lost Shares"), of the Company and the Lost Shares are represented by certificate number #566 issued 01/27/2009 for a loan to the Company.

2.	I have misplaced the Lost Shares and I have not sold, assigned, transferred or conveyed the Lost Shares or any interest therein, to any person or entity.

3.
I hereby request that the Company cancel the Lost Shares, make an appropriate notation in the Company's stock transfer ledger to the effect that the Lost Shares have been canceled and issue a new certificate which shall represent One Hundred thousand (100,000) shares of Common Stock of the Company (the "Replacement Shares") to me.

4.
I shall indemnify and hold the Company and its officers, directors, employees and agents harmless from any actions, losses, liabilities, damages, claims, settlements, costs and expenses, including attorney's fees, arising from any action brought by any third party as a result of the cancellation of the Lost Shares and the issuance of the Replacement Shares to me.

5.	In the event I shall recover the Lost Shares, I shall promptly deliver them to the Company for cancellation.

IN WITNESS WITNESS WHEREOF, I hereby execute this affidavit this 28 day of April , 2010.

/s/ Randall Steele

Randall Steele (an individual)
PO Box 314
Siloam Springs, Ar 72761

RENEWAL OF LOAN AGREEMENT

This Note and Loan Renewal Agreement (the "Agreement) is entered into this 11th day of May, 2010 but effective as of April 20, 2010 (the "Effective Date") by and between NaturalShrimp Holdings, inc., a Delaware corporation with its principal office address at 2068 N. Valley Mills Dr., Waco, Texas 76710 (the "Company") and Randall Steele ("Lender") whose address is set forth opposite his signature, below. The parties hereto are collectively referred to as the "Parties" and singularly, a "Party."

Recitals

A.	Pursuant to that certain Loan Agreement and Promissory Note dated January 20, 2009 (the "Loan") Lender loaned to Company the sum of fifty thousand and no/100 dollars ($50,000.00);

B.	Company desires to renew and extend the Loan under the terms and conditions hereafter set forth

NOW THEREFORE, for and in consideration of the mutual promises and obligations set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.
For the consideration set forth in paragraph 2, below, the Parties hereby agree to renew and extend the maturity date of the Loan for twelve (12) months from January 20, 2010 until January 2011 with interest thereon at the rate of six percent (6%) simple interest per annum. The Loan shall not be subject to any pre-payment penalty.

2.
In addition, the Parties agree to convert the 2009 interest amount due of one thousand nine hundred seventeen dollars and forty-eight cents ($1,917.48) and the existing 2010 interest balance due of six hundred ninety-nine dollars and thirty-one cents ($699.31) into 13,085 shares of the company's treasury shares.

2.As consideration for the extension and renewal of the Loan, Company grants and agrees to deliver to Lender 50,000 shares of the Company's common stock, fully authorized and deemed paid in full and non-assessable. In addition, the Company grants to Lender an option or warrant to acquire up to fifty thousand and no/100 dollars ($50,000.00) worth of new treasury shares of the Company at a purchase price of twenty-five cents ($0.25) per share (the "Option"). This Option may be exercisable within the first three (3) months after the Company becomes fully listed on a recognized exchange and becomes a tradable security (the "Option Period"). The Option granted in this paragraph 2 may be exercised by providing written notice of Lender's election (the "Election Notice") to the Company at the address set forth above setting forth the amount of shares desired to be purchased along with payment for same. In the event that Lender does not provide the Election Notice within the Option Period, the Option will lapse and terminate and be of no further force or effect.

3. The Company does not intend to file a registration statement with respect to any shares granted to Lender hereunder (either the shares delivered as consideration for the renewal of the Loan or shares acquired pursuant to the Option). Accordingly, the shares to be issued to Lender will be subject to restrictions with respect to the sale pursuant to applicable "hold periods" and other limitations imposed by state and federal securities regulations.

4. With respect to the shares to be delivered hereunder or pursuant to the Option, Lender warrants and represents the following to Company:
(a)	Lender is a sophisticated investor and has sufficient expertise and knowledge of the Company and its business to make an informed decision about the renewal of the Loan and the receipt of shares;

(b)	Lender understands the risks associated with the Loan and has entered into this Agreement without solicitation.

(c)
Lender has sufficient net worth and has the financial capability to withstand the loss of the Loan in the event of a default by Company without the loss effecting Lender's ability to pay its ordinary and customary living expenses as they become due.

(d)
Lender understands and acknowledges that there is no market for the securities that will be issued and delivered hereunder and that Lender is acquiring such shares for investment purposes and not for resale.

8. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

9. All notices, responses and other communications required or permitted under this Agreement shall be in writing, and unless otherwise specifically provided, shall be delivered personally, or by mail, facsimile or delivery service, to the address set forth opposite the signature of the parties below, and shall be considered delivered upon the date of receipt. Each party may specify a change of address by giving notice to the other party in the manner provided in this Section.

10. This Agreement constitutes the entire agreement and understanding between the parties, and may not be changed or amended in any way, except with the mutual consent of both parties, expressed in a written document executed by both parties.

11. This Amended Agreement shall be construed under and in accordance with the laws of the State of Texas, notwithstanding its rules concerning conflicts of laws.

NATURALSHRIMP HOLDINGS, INC.                                                 LENDER
/s/ Bill G. Williams                                                                                     /s/ Randall Steele, an individual
By Bill G. Williams                                                                                     Randall Steele, an individual
ITS: CEO                                                                                                      Address: 18114 Old Hwy. #68
                            Siloam Springs, AR 72761-0314

On the date hereof, I, Randall Steele, do hereby certify to NaturalShrimp Holdings, Inc. (the "Company") as follows:

1.
I am the holder of record of one hundred thousand (100,000) shares of Common Stock, par value $0.01 (the "Lost Shares"), of the Company and the Lost Shares are represented by certificate number #566 issued 01/27/2009 for a loan to the Company.

2.	I have misplaced the Lost Shares and I have not sold, assigned, transferred or conveyed the Lost Shares or any interest therein, to any person or entity.

3.
I hereby request that the Company cancel the Lost Shares, make an appropriate notation in the Company's stock transfer ledger to the effect that the Lost Shares have been canceled and issue a new certificate which shall represent One Hundred thousand (100,000) shares of Common Stock of the Company (the "Replacement Shares") to me.

4.
I shall indemnify and hold the Company and its officers, directors, employees and agents harmless from any actions, losses, liabilities, damages, claims, settlements, costs and expenses, including attorney's fees, arising from any action brought by any third party as a result of the cancellation of the Lost Shares and the issuance of the Replacement Shares to me.

5.	In the event I shall recover the Lost Shares, I shall promptly deliver them to the Company for cancellation.

IN WITNESS WHEREOF, I hereby execute this affidavit this 28th day of April , 2010.

/s/ Randall Steele

Randall Steele (an individual)

P.O. Box 314

Siloam Springs, Ar 72761
LOAN AGREEMENT

This Agreement is entered into this 20th day of January, 2009 by and between NaturalShrimp Holdings, lnc., a Delaware corporation with its principal office address at 2068 N. Valley Mills Dr., Waco, Texas 76710 (hereafter, "Company") and Randall Steele or (hereafter "Lender") with an address set out opposite such signature.

RECITALS

A. Lender has agreed to loan Fifty Thousand Dollars ($50,000) (hereafter the "Loan") to the Company;

B. The Company has agreed to provide additional consideration for said Loan

NOW THEREFORE, for and in consideration of the mutual promises and obligations contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENTS

1. Company is and shall be principally liable for repayment of the Loan and will pay principal in full on or before January 20, 2010 and agrees to pay simple annual interest rate of 7.674% on said loan as required by the Lender.

2. As consideration for the Lender to provide the Company the Loan, the Lender shall receive 100,000 shares of common stock of the Company upon funding said Loan.

3. The Lender agrees to a non prepayment penalty fee should the Company repay all or a portion of the Loan on or before the due date of said Loan.

4. In addition, from the date of this agreement the Company will provide the Lender a six month option to purchase up to Fifty Thousand Dollars ($50,000) of new treasury shares of common stock with a new share valued based upon and after the Company's successful merger into a public trading shell company and restricted as required by the Security and Exchange Commission.

5. All shares of common stock delivered by Company to Investor will be authorized by appropriate action of the Board of Directors and will be deemed fully paid and non- assessable.

6. Lender acknowledges their sophistication and expertise and stipulates and agrees that they understand the risks associated with the Loan and has entered into this Agreement without solicitation. Investor acknowledges a sufficient net worth and represents it has the financial capability to withstand the loss of the Loan in the event of a default by Company without the loss effecting Investor's ability to pay its ordinary and customary living expenses as they become due.

7. The shares of common stock of the Company are not and will not, in the foreseeable future be registered on any stock exchange and are not publicly traded. Investor understands and acknowledges that there is no market for the securities that will be issued and delivered to Investor hereunder and that Investor is acquiring such shares for investment purposes and not for resale.

8. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

9. All notices, responses and other communications required or permitted under this Agreement shall be in writing, and unless otherwise specifically provided, shall be delivered personally, or by mail, facsimile or delivery service, to the address set forth opposite the signature of the parties below, and shall be considered delivered upon the date of receipt. Each party may specify a change of address by giving notice to the other party in the manner provided in this Section.

10. This Agreement constitutes the entire agreement and understanding between the parties, and may not be changed or amended in any way, except with the mutual consent of both parties, expressed in a written document executed by both parties.

11. This Agreement shall be construed under and in accordance with the laws of the State of Texas, notwithstanding its rules concerning conflicts of laws.

Dated and effective as of the date first set forth above.

Natural Shrimp Holdings, Inc.

By: /s/ Gerald Easterling
Gerald Easterling
Its: President

Lender:

/s/ Randall Steele, an individual
Randall Steele, an individual
Address: 18114 Old Hwy. #68
Siloam Springs, AR 72761-0314